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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in Registration Statement No. 333-94141 of Telecomunicaciones de Puerto Rico, Inc. on Form S-8 of our report dated June 19, 2001, appearing in this Annual Report on Form 11-K of the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. for the year ended December 31, 2000.




DELOITTE & TOUCHE LLP
San Juan, Puerto Rico


June 29, 2001